
On the Issue Date specified, Ford Motor Credit Company ("Ford  Credit") will issue the series of its Continuously Offered Bonds for
Retail Accounts Due Nine Months or More from the Date of Issue described below.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase each series of the Notes at the price indicated, for resale at the Price to Public shown below. After the initial public offering of each series, the offering price for that series may be changed.

        Filed under Rule 424(b)(3), Registration Statement No. 333-86832
                Pricing Supplement No. 62 dated February 22, 2005
                (To prospectus dated May 17, 2002, and prospectus
                         supplement dated November 21, 2003)

                            Ford Motor Credit Company
                 Continuously Offered Bonds for Retail Accounts
                 Due Nine Months or More from the Date of Issue

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Fixed Rate Note                                              Fixed
   CUSIP                                Price to        Interest Rate per    Interest        Stated Maturity    Survivor's
   Number          Price to Public1    Purchasing            Annum            Payment            Date            Option
                                         Agent1                              Frequency
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  34539C YZ9          100.0%            99.6500%            4.100%           Monthly           September 20,           YES
                                                                                                   2006
Redemption Information:  N/A
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  34539C ZA3          100.0%            99.6125%            4.250%           Monthly           March 20, 2007          YES

Redemption Information:  N/A
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  34539C ZB1          100.0%            99.3875%            4.750%           Quarterly         March 20, 2008          YES

Redemption Information:  N/A
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  34539C ZC9          100.0%            99.0250%            5.700%           Quarterly         March 22, 2010          YES

Redemption Information: Redeemable at the option of Ford Credit on any Interest Payment Date beginning March 20, 2006.  See the prospectus supplement for further information.
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  34539C ZD7          100.0%            98.5250%            6.200%           Semi-Annually     March 20, 2015          YES

Redemption Information: Redeemable at the option of Ford Credit on any Interest Payment Date beginning March 20, 2007.  See the prospectus supplement for further information.
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1 Expressed as a percentage of the aggregate principal amount.
        Trade Date: February 22, 2005                                                                          Merrill Lynch & Co.
        Issue Date: March 2, 2005                                                                               Purchasing Agent
        Minimum Denominations/Increments: $1,000/$1,000                                                        Acting as Principal
        All trades in the Notes described in this pricing supplement will settle on the Issue Date in same-day funds without accrued interest, in book-entry form only through DTC.
        Merrill Lynch & Co. DTC Participant Number:  161

